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P E R S P E C T I V E S & P A R T N E R S Engineering solutions to the plastic waste challenge Philippe Ducom 12.14.2020P E R S P E C T I V E S & P A R T N E R S Engineering solutions to the plastic waste challenge Philippe Ducom 12.14.2020 pp 12.14.2020 When people ask me what I do, I usually give the easy answer: “I’m an engineer.” What that really means is my work is about finding solutions. We engineers use our technical expertise to enhance products and processes, develop novel technologies and try to find solutions to complex challenges. The challenge of plastic waste is a perfect example. Plastic pollution and the plastic lifecycle Plastics improve everyday life in myriad ways. From simple cables to smartphones to household appliances, most of the items we use daily rely on innovative plastics. Or take modern sports as an example. Athletic shoes, clothing and safety equipment all rely on plastics. Even the track on which an Olympic runner pursues a new record is typically made with plastic as a key component. Along with helping make life more enjoyable and exciting, plastics also save lives. Plastics are critical components of many lifesaving products in the medical industry, including face masks, shields and gowns for medical professionals treating patients with COVID-19 and a wide array of other conditions. Every hospital visit – short or extended, amid or beyond the global pandemic – involves the use of protective products and equipment comprised of plastics. All that plastic, however, needs to be properly disposed of. A significant amount of solid waste – including but not limited to plastic – leaks into the environment every day. And the problem is exacerbated in the developing world, where at least 3 billion people lack access to controlled waste-disposal facilities. Plastic’s full potential cannot be leveraged if it endspp 12.14.2020 When people ask me what I do, I usually give the easy answer: “I’m an engineer.” What that really means is my work is about finding solutions. We engineers use our technical expertise to enhance products and processes, develop novel technologies and try to find solutions to complex challenges. The challenge of plastic waste is a perfect example. Plastic pollution and the plastic lifecycle Plastics improve everyday life in myriad ways. From simple cables to smartphones to household appliances, most of the items we use daily rely on innovative plastics. Or take modern sports as an example. Athletic shoes, clothing and safety equipment all rely on plastics. Even the track on which an Olympic runner pursues a new record is typically made with plastic as a key component. Along with helping make life more enjoyable and exciting, plastics also save lives. Plastics are critical components of many lifesaving products in the medical industry, including face masks, shields and gowns for medical professionals treating patients with COVID-19 and a wide array of other conditions. Every hospital visit – short or extended, amid or beyond the global pandemic – involves the use of protective products and equipment comprised of plastics. All that plastic, however, needs to be properly disposed of. A significant amount of solid waste – including but not limited to plastic – leaks into the environment every day. And the problem is exacerbated in the developing world, where at least 3 billion people lack access to controlled waste-disposal facilities. Plastic’s full potential cannot be leveraged if it ends up in the oceans. I share society’s concern about plastic pollution in the environment – and this is where we engineers come in. Our job is to find value in plastics throughout their life cycle, including at their end of life. We use our technical expertise, our creative application of scientific principles, and new technologies to try to capture the full value of plastics so they’re viewed more as treasure than trash. Providing a valuable outlet for capturing plastic waste is a way to incentivize its collection and sorting, and science is required to maximize that value. I’m talking about advanced recycling technologies that break down plastic waste to its molecular building blocks and recombines them so recycled plastic becomes equivalent to new plastic. But engineering is more than just developing technologies to increase plastics recyclability. It’s about applying the technologies and advocating plastic pollution solutions, as ExxonMobil is doing, in uniquely challenging places. Plastic waste solutions in Atando Cabos In the Patagonia region of Chile, discarded plastic fishing ropes were contaminating beaches. Several groups came together and launched the Atando Cabos project with a simple goal: Collect the ropes and recycle them into high-quality products. But that’s harder than it sounds. The clean-up crews discovered the ropes were made of two incompatible materials that wouldn’t mix and couldn’t be separated. That’s when ExxonMobil stepped in. We collaborated with Atando Cabos and found that adding our Vistamaxx™ performance polymers to the ropes’ two materials made them compatible and fully recyclable. Now, discarded ropes are being turned into sturdy end products, such as crates used for agricultural purposes. In just one year, more than 1,000 tons of rope have been recycled through this partnership. The Alliance to End Plastic Waste ExxonMobil is a founding member of the Alliance to End Plastic Waste, which is focused on developing safe, scalable and economically viable solutions that will help end plastic waste in the environment. The Alliance aims to accelerate additional investment by proving the effectiveness of these plastic pollution solutions, particularly in markets with the highest levels of plastic waste.up in the oceans. I share society’s concern about plastic pollution in the environment – and this is where we engineers come in. Our job is to find value in plastics throughout their life cycle, including at their end of life. We use our technical expertise, our creative application of scientific principles, and new technologies to try to capture the full value of plastics so they’re viewed more as treasure than trash. Providing a valuable outlet for capturing plastic waste is a way to incentivize its collection and sorting, and science is required to maximize that value. I’m talking about advanced recycling technologies that break down plastic waste to its molecular building blocks and recombines them so recycled plastic becomes equivalent to new plastic. But engineering is more than just developing technologies to increase plastics recyclability. It’s about applying the technologies and advocating plastic pollution solutions, as ExxonMobil is doing, in uniquely challenging places. Plastic waste solutions in Atando Cabos In the Patagonia region of Chile, discarded plastic fishing ropes were contaminating beaches. Several groups came together and launched the Atando Cabos project with a simple goal: Collect the ropes and recycle them into high-quality products. But that’s harder than it sounds. The clean-up crews discovered the ropes were made of two incompatible materials that wouldn’t mix and couldn’t be separated. That’s when ExxonMobil stepped in. We collaborated with Atando Cabos and found that adding our Vistamaxx™ performance polymers to the ropes’ two materials made them compatible and fully recyclable. Now, discarded ropes are being turned into sturdy end products, such as crates used for agricultural purposes. In just one year, more than 1,000 tons of rope have been recycled through this partnership. The Alliance to End Plastic Waste ExxonMobil is a founding member of the Alliance to End Plastic Waste, which is focused on developing safe, scalable and economically viable solutions that will help end plastic waste in the environment. The Alliance aims to accelerate additional investment by proving the effectiveness of these plastic pollution solutions, particularly in markets with the highest levels of plastic waste.

Among its many initiatives, the Alliance is providing funding to Project STOP Jembrana, a group helping communities in Bali to prevent 2,200 tons of plastic waste leaking into the environment each year, while collecting and processing an additional 18,000 tons of waste annually. Another project, Closing the Loop, helps Ghanaian communities collect and sell plastic waste, which is then reused to create household products and building materials. The Alliance’s membership has grown to include nearly 50 organizations from all over the world, representing the chemical industry, waste management companies and consumer brands. Have a look at the other great projects the Alliance is working on here. Working together to reduce plastic waste More than just acknowledging the challenge of plastic waste in the environment, we at ExxonMobil are taking actions to help address it by increasing plastic recyclability, supporting improvements in plastic waste recovery and working on technological solutions. For us, a company of engineers and scientists, this means providing practical solutions and using our technical expertise and experience – something we have been doing successfully for more than 135 years. We can’t go it alone, though. It is essential for industry, governments, consumers and others to work collaboratively to ensure the appropriate collection, sorting, recycling and recovery of plastic pollution. Every partner within the plastics value chain will need to focus on what they do best. I’m convinced that if we all work together, we can continue to enjoy the benefits of plastics – from our leisure pursuits to our safety and health – while preventing leakage of plastic waste into the environment. By Philippe Ducom, President, ExxonMobil Europe Learn more about the impact plastic has on reducing food waste.Among its many initiatives, the Alliance is providing funding to Project STOP Jembrana, a group helping communities in Bali to prevent 2,200 tons of plastic waste leaking into the environment each year, while collecting and processing an additional 18,000 tons of waste annually. Another project, Closing the Loop, helps Ghanaian communities collect and sell plastic waste, which is then reused to create household products and building materials. The Alliance’s membership has grown to include nearly 50 organizations from all over the world, representing the chemical industry, waste management companies and consumer brands. Have a look at the other great projects the Alliance is working on here. Working together to reduce plastic waste More than just acknowledging the challenge of plastic waste in the environment, we at ExxonMobil are taking actions to help address it by increasing plastic recyclability, supporting improvements in plastic waste recovery and working on technological solutions. For us, a company of engineers and scientists, this means providing practical solutions and using our technical expertise and experience – something we have been doing successfully for more than 135 years. We can’t go it alone, though. It is essential for industry, governments, consumers and others to work collaboratively to ensure the appropriate collection, sorting, recycling and recovery of plastic pollution. Every partner within the plastics value chain will need to focus on what they do best. I’m convinced that if we all work together, we can continue to enjoy the benefits of plastics – from our leisure pursuits to our safety and health – while preventing leakage of plastic waste into the environment. By Philippe Ducom, President, ExxonMobil Europe Learn more about the impact plastic has on reducing food waste.

C O L L A B O R A T I O N S Renewing breakthrough research with Princeton University energy center 07.02.2020C O L L A B O R A T I O N S Renewing breakthrough research with Princeton University energy center 07.02.2020

ExxonMobil and Princeton University's Andlinger Center for Energy and the Environment are extending their research partnership to support new programs to advance breakthrough energy technologies like power generation and CO2 capture research. The ambitious work, which will continue for another five years, builds on ExxonMobil’s participation in Princeton’s E-filliates Partnership and focuses on identifying lower-emission technologies that can accelerate the energy transition. To date, the partnership has advanced research to develop solar-powered smart windows, extend the life cycle of electric vehicle batteries and more. To mark the occasion, ExxonMobil’s vice president of research and development, Vijay Swarup, and the director of Princeton University’s Andlinger Center, Dr. Lynn Loo, reflected on the partnership and their hopes for the future of energy. Energy Factor: Tell us about the partnership between Princeton and ExxonMobil. What are the benefits of researching together? Vijay Swarup: We love our relationship with Princeton because it is that nexus of all the disciplines coming together to do the fundamentals. We think the root of this solution is going to be industry- academic collaboration. I think it’s underappreciated how technical energy is. It requires a combination of science and engineering unlike any other industry. What we’re working on with Princeton is connecting all those dots. ki i h h h bil ll k h ki hExxonMobil and Princeton University's Andlinger Center for Energy and the Environment are extending their research partnership to support new programs to advance breakthrough energy technologies like power generation and CO2 capture research. The ambitious work, which will continue for another five years, builds on ExxonMobil’s participation in Princeton’s E-filliates Partnership and focuses on identifying lower-emission technologies that can accelerate the energy transition. To date, the partnership has advanced research to develop solar-powered smart windows, extend the life cycle of electric vehicle batteries and more. To mark the occasion, ExxonMobil’s vice president of research and development, Vijay Swarup, and the director of Princeton University’s Andlinger Center, Dr. Lynn Loo, reflected on the partnership and their hopes for the future of energy. Energy Factor: Tell us about the partnership between Princeton and ExxonMobil. What are the benefits of researching together? Vijay Swarup: We love our relationship with Princeton because it is that nexus of all the disciplines coming together to do the fundamentals. We think the root of this solution is going to be industry- academic collaboration. I think it’s underappreciated how technical energy is. It requires a combination of science and engineering unlike any other industry. What we’re working on with Princeton is connecting all those dots. ki i h h h bil ll k h ki h

Lynn Loo: Working with the researchers at ExxonMobil allows us to make sure that we’re asking the right questions with the right urgency and at the right scale. It makes us better scientists and better teachers. Frankly, we want companies like ExxonMobil and other energy companies at the table to discuss the energy challenge. EF: What do you anticipate for the next five years of research? What is the ultimate goal? VS: Our ultimate goal is identifying the gaps we have in solving the dual challenge of meeting the world’s energy needs while lowering emissions. But to eradicate energy poverty, to manage it within the scope of emissions reduction, and to bring these scalable solutions to the world is going to require a different way of thinking. It’s going to require new technologies. The next five years are going to be important ones in the energy-science space as we really begin to understand the pathways to scale. To do this, we’re not just working with Princeton, which is one of five energy centers and 80 university partners that we work with. We’re also looking to integrate the Department of Energy and National Labs, as well as ultimately turn to private industry to scale. LL: It’s an “all hands on deck” moment. Looking forward over the next five years, putting together a network with the other university energy centers as well as with the National Renewable Energy Lab (NREL) would be great, because different universities and labs bring different strengths. It would be great to bring everybody together to tap each other’s expertise and try to move the needle on the problem. To learn more about the partnership, watch Lynn and Vijay continue their conversation below. TAGS PRINCETON UNIVERSITY UNIVERSITY PARTNERSHIPS VIJAY SWARUPLynn Loo: Working with the researchers at ExxonMobil allows us to make sure that we’re asking the right questions with the right urgency and at the right scale. It makes us better scientists and better teachers. Frankly, we want companies like ExxonMobil and other energy companies at the table to discuss the energy challenge. EF: What do you anticipate for the next five years of research? What is the ultimate goal? VS: Our ultimate goal is identifying the gaps we have in solving the dual challenge of meeting the world’s energy needs while lowering emissions. But to eradicate energy poverty, to manage it within the scope of emissions reduction, and to bring these scalable solutions to the world is going to require a different way of thinking. It’s going to require new technologies. The next five years are going to be important ones in the energy-science space as we really begin to understand the pathways to scale. To do this, we’re not just working with Princeton, which is one of five energy centers and 80 university partners that we work with. We’re also looking to integrate the Department of Energy and National Labs, as well as ultimately turn to private industry to scale. LL: It’s an “all hands on deck” moment. Looking forward over the next five years, putting together a network with the other university energy centers as well as with the National Renewable Energy Lab (NREL) would be great, because different universities and labs bring different strengths. It would be great to bring everybody together to tap each other’s expertise and try to move the needle on the problem. To learn more about the partnership, watch Lynn and Vijay continue their conversation below. TAGS PRINCETON UNIVERSITY UNIVERSITY PARTNERSHIPS VIJAY SWARUP

Positioning for a lower-carbon future 01.19.2021 Earlier this month, ExxonMobil released its annual Energy & Carbon Summary, a comprehensive look at the work the company has done to manage the risks of climate change, including actions to reduce greenhouse gas emissions. The publication articulates ExxonMobil’s climate strategy centered around four areas: reducing emissions from its operations, developing and deploying scalable technology solutions, providing consumers with products that help them reduce their emissions, and proactively engaging on climate-related policy. Here is an overview. A look back: The company reported in 2019 its lowest levels of greenhouse gas emissions since 2010. Much of that is thanks in part to a commitment to reducing methane emissions from its upstream operations. By year-end 2020, ExxonMobil was on track to meet announced commitments of a 15% reduction in methane emissions and a 25% drop in flaring compared to 2016 levels.Positioning for a lower-carbon future 01.19.2021 Earlier this month, ExxonMobil released its annual Energy & Carbon Summary, a comprehensive look at the work the company has done to manage the risks of climate change, including actions to reduce greenhouse gas emissions. The publication articulates ExxonMobil’s climate strategy centered around four areas: reducing emissions from its operations, developing and deploying scalable technology solutions, providing consumers with products that help them reduce their emissions, and proactively engaging on climate-related policy. Here is an overview. A look back: The company reported in 2019 its lowest levels of greenhouse gas emissions since 2010. Much of that is thanks in part to a commitment to reducing methane emissions from its upstream operations. By year-end 2020, ExxonMobil was on track to meet announced commitments of a 15% reduction in methane emissions and a 25% drop in flaring compared to 2016 levels.

Looking ahead: The company’s 2025 emission reduction plans are expected to cut greenhouse gas emissions from its oil and gas production business by approximately 30% and flaring and methane emissions by 40 to 50%, compared to 2016 levels. The 2025 plans, which cover direct (Scope 1) and indirect (Scope 2) emissions from the company’s operated assets, represent some of the most aggressive reductions in the industry. The company also aims to eliminate routine flaring from its upstream operations over the next decade, in line with the World Bank’s initiative. These plans help position ExxonMobil to become an industry leader in greenhouse gas performance by 2030 and support the goals of the Paris Agreement.Looking ahead: The company’s 2025 emission reduction plans are expected to cut greenhouse gas emissions from its oil and gas production business by approximately 30% and flaring and methane emissions by 40 to 50%, compared to 2016 levels. The 2025 plans, which cover direct (Scope 1) and indirect (Scope 2) emissions from the company’s operated assets, represent some of the most aggressive reductions in the industry. The company also aims to eliminate routine flaring from its upstream operations over the next decade, in line with the World Bank’s initiative. These plans help position ExxonMobil to become an industry leader in greenhouse gas performance by 2030 and support the goals of the Paris Agreement.

The commitment: ExxonMobil is dedicated to providing reliable, affordable energy to help support human progress while advancing solutions to mitigate the risks of climate change. As the world shifts to new energy sources, even 2-degree climate scenarios developed by the Intergovernmental Panel on Climate Change (IPCC) and the International Energy Agency (IEA) recognize the role that oil and gas will continue to play for decades. Today, company employees’ deep understanding of the global energy system helps advance operational efficiencies and develop and deploy lower-emission technologies to help address climate change risks. The approach: Developing novel and scalable technologies is critical to achieving the goals of the Paris Agreement. To that end, ExxonMobil is working to develop breakthroughs solutions in emission reductions for society’s highest-emitting industries, including manufacturing, power generation and commercial transportation, which account for 80 percent of global CO2 emissions. From carbon capture and storage and advanced fuels to hydrogen and energy-efficient technologies, these solutions will help cut emissions and create a step-change in how the world pursues a 2-degree pathway.The commitment: ExxonMobil is dedicated to providing reliable, affordable energy to help support human progress while advancing solutions to mitigate the risks of climate change. As the world shifts to new energy sources, even 2-degree climate scenarios developed by the Intergovernmental Panel on Climate Change (IPCC) and the International Energy Agency (IEA) recognize the role that oil and gas will continue to play for decades. Today, company employees’ deep understanding of the global energy system helps advance operational efficiencies and develop and deploy lower-emission technologies to help address climate change risks. The approach: Developing novel and scalable technologies is critical to achieving the goals of the Paris Agreement. To that end, ExxonMobil is working to develop breakthroughs solutions in emission reductions for society’s highest-emitting industries, including manufacturing, power generation and commercial transportation, which account for 80 percent of global CO2 emissions. From carbon capture and storage and advanced fuels to hydrogen and energy-efficient technologies, these solutions will help cut emissions and create a step-change in how the world pursues a 2-degree pathway.

An exchange of ideas and expertise: A variety of disciplines in science and engineering are needed to provide affordable and scalable energy. No single organization has all the answers, and recognizing that is key to unlocking new, viable technologies. That’s why ExxonMobil teams up with external trailblazers, private and public entities – the National Renewable Energy Laboratory, the National Energy Technology Laboratory, moreAn exchange of ideas and expertise: A variety of disciplines in science and engineering are needed to provide affordable and scalable energy. No single organization has all the answers, and recognizing that is key to unlocking new, viable technologies. That’s why ExxonMobil teams up with external trailblazers, private and public entities – the National Renewable Energy Laboratory, the National Energy Technology Laboratory, more than 80 universities, and startups on the front lines of alternative energy solutions. All work together in search of those answers and new energy innovation. In the quest to transition ideas and innovations from the lab to the market, the company brings to the table its unique strengths in science, engineering and a global market position. A collective approach: Beyond the laboratory, field tests and computing prowess, ExxonMobil also works with stakeholders to advocate for sound policy solutions that can reduce climate-related risks while also facilitating access to affordable and reliable energy for society. That work calls for collective and collaborative efforts beyond top-down regulations. Our voluntary efforts to reduce methane emissions, for example, provides a framework for effective regulations for the entire industry. Why this matters: “Few would disagree that one of the most urgent societal challenges we face today is addressing the risks of climate change. How we meet the world’s demand for the energy necessary for economic growth while mitigating the long-term impact on our environment is key to our sustainable future.” – Darren W. Woods, Chairman.than 80 universities, and startups on the front lines of alternative energy solutions. All work together in search of those answers and new energy innovation. In the quest to transition ideas and innovations from the lab to the market, the company brings to the table its unique strengths in science, engineering and a global market position. A collective approach: Beyond the laboratory, field tests and computing prowess, ExxonMobil also works with stakeholders to advocate for sound policy solutions that can reduce climate-related risks while also facilitating access to affordable and reliable energy for society. That work calls for collective and collaborative efforts beyond top-down regulations. Our voluntary efforts to reduce methane emissions, for example, provides a framework for effective regulations for the entire industry. Why this matters: “Few would disagree that one of the most urgent societal challenges we face today is addressing the risks of climate change. How we meet the world’s demand for the energy necessary for economic growth while mitigating the long-term impact on our environment is key to our sustainable future.” – Darren W. Woods, Chairman.

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The long-term nature of the climate change challenge requires that we all work together, and we look forward to working with the new Administration to put the U.S. on a path of achieving the goals of Paris.

Pete Trelenberg is ExxonMobil's Director of Greenhouse Gas and Climate Change.

Learn more about ExxonMobil's climate strategy HERE.

Learn more about how we're reducing greenhouse gas emissions with our innovative emissions technologies.

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CLIMATE CHANGE PARIS AGREEMENT REDUCING EMISSIONS

METHANE Reducing methane emissions by leveraging terabytes 05.19.2020METHANE Reducing methane emissions by leveraging terabytes 05.19.2020

ExxonMobil is working to find new and better ways to monitor and reduce methane emissions through a new collaboration involving universities, environmental groups and other industry partners. Called Project Astra, the effort is focused on developing an innovative sensor network to continuously monitor methane emissions across large areas to enable quick and efficient detection and repair of leaks. The company is working with the University of Texas, Gas Technology Institute, Environmental Defense Fund and Pioneer Natural Resources. Project Astra will create a network of sensors to feed data to a central system that can quickly alert the right people to fix a leak. This high-frequency monitoring system will enable operators to more efficiently direct resources to a specific location. If successful, the project could provide a more affordable, efficient solution to reduce methane emissions. ExxonMobil is also testing a host of other solutions, including satellites, aircraft and unmanned drones, to detect these emissions. Here’s a look at Project Astra.ExxonMobil is working to find new and better ways to monitor and reduce methane emissions through a new collaboration involving universities, environmental groups and other industry partners. Called Project Astra, the effort is focused on developing an innovative sensor network to continuously monitor methane emissions across large areas to enable quick and efficient detection and repair of leaks. The company is working with the University of Texas, Gas Technology Institute, Environmental Defense Fund and Pioneer Natural Resources. Project Astra will create a network of sensors to feed data to a central system that can quickly alert the right people to fix a leak. This high-frequency monitoring system will enable operators to more efficiently direct resources to a specific location. If successful, the project could provide a more affordable, efficient solution to reduce methane emissions. ExxonMobil is also testing a host of other solutions, including satellites, aircraft and unmanned drones, to detect these emissions. Here’s a look at Project Astra.

TAGS METHANE PROJECT ASTRA REDUCING EMISSIONSTAGS METHANE PROJECT ASTRA REDUCING EMISSIONS

That dedication influences the entire business, from catalysts that help make refineries more energy efficient to longer-term research that scales up low-emission technologies. The research isn’t siloed in company labs. It’s fueled by collaborations with universities, government labs and other outside organizations all working together to solve some of the world’s biggest energy challenges. Scroll down to read more about some of the collaborations and breakthrough research ExxonMobil is involved in. To learn more about ExxonMobil’s innovations, explore our many innovative partnerships. A WORLD OF INNOVATIONS Tap on a location to find out more Since 2000 ExxonMobil has invested more than $10B in lower-emission technologies. The research involves a global community of scientists and engineers working together to develop tomorrow’s energy solutions.That dedication influences the entire business, from catalysts that help make refineries more energy efficient to longer-term research that scales up low-emission technologies. The research isn’t siloed in company labs. It’s fueled by collaborations with universities, government labs and other outside organizations all working together to solve some of the world’s biggest energy challenges. Scroll down to read more about some of the collaborations and breakthrough research ExxonMobil is involved in. To learn more about ExxonMobil’s innovations, explore our many innovative partnerships. A WORLD OF INNOVATIONS Tap on a location to find out more Since 2000 ExxonMobil has invested more than $10B in lower-emission technologies. The research involves a global community of scientists and engineers working together to develop tomorrow’s energy solutions.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) intends to file a proxy statement and associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in ExxonMobil’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020, ExxonMobil’s proxy statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 9, 2020, ExxonMobil’s Form 8-K filed with the SEC on December 1, 2020 and ExxonMobil’s Form 8-K filed with the SEC on February 2, 2021. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the 2020 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.